MANAGEMENT CONSULTING AGREEMENT

THIS MANAGEMENT CONSULTING AGREEMENT dated as of January 1, 2020 (the “Agreement”), between Hygge Integrated Brands Corp. (the “Company”), and Elena Krioukova (the “Consultant”) (collectively, “Parties”).

WHEREAS, effective as of the execution date hereof, the Agreement shall supersede and replace any prior management consulting arrangement and/or agreement (the “Prior Management Consulting Relationship”) that the Consultant has or had with the Company but will not affect the balance of any accrued but unpaid remuneration;

WHEREAS, for the purposes of the Agreement, the term “Company” includes all subsidiaries, affiliates, successors and assigns of Hygge Integrated Brands Corp. and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Management Consulting

The Company shall engage the Consultant, and the Consultant accepts management consulting engagement with the Company, upon the terms and conditions set forth in the Agreement for the period beginning on the execution date and ending as provided in Section 4 (the “Management Consulting Period”).

Section 2. Position and Duties

(a)    During the Management Consulting Period, the Consultant shall serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company and may also serve as such for each of its subsidiaries unless otherwise set forth in corporate documents, management consulting agreements with other employees or public filings, and shall have the usual and customary duties, responsibilities and authority of a Chief Executive Officer and Chairman of the Board subject to the power of the Board of Directors of the Company (the “Board”) (i) to reasonably expand or limit such duties, responsibilities and authority and (ii) to override the actions of the Consultant. The Consultant shall, if so requested by the Company, also serve with or without additional compensation, as an officer, director or manager of entities from time to time directly or indirectly owned or controlled by the Company (each an “Affiliate,” or collectively, the “Affiliates”).

(b)    The Consultant shall report to the Board and shall devote her best efforts and substantial portion of her active business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Affiliates. The Consultant shall perform her duties and responsibilities to the best of her abilities in a diligent and professional manner.

(c)     In addition to any responsibilities, tasks or duties set forth herein, specific responsibilities, tasks and duties are set forth on Appendix 1 attached hereto.

(d)    The foregoing restrictions shall not limit or prohibit the Consultant from engaging in investment, other business ventures and community, charitable and social activities not interfering with the Consultant’s performance and obligations hereunder.

Section 3. Consulting Fees.

(a)    During the Management Consulting Period, the Consultant's base remuneration shall be Five Hundred Dollars ($500.00) per month (the “Base Remuneration”), such Base Remuneration shall be payable in regular monthly installments effective as of the execution date hereof.

(b)   Independent contractor.

The Consultant and the Company mutually agree that there will not be any employment relations between the Company and the Consultant. The Consultant shall be deemed an independent contractor so as an independent contractor. The termination of this Agreement, for any reason whatsoever, shall not constitute a dismissal by the company of the Consultant for any purpose. The Consultant shall have no right to receive any employee benefits including, but not limited to, health and accident insurance, life insurance, sick leave and/or vacation.  The Consultant agrees to pay all taxes, including income and self-employment taxes, that may be due in respect to the Consulting Fee and to indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant.

(c)    During the Management Consulting Period, the Company shall reimburse the Consultant for all reasonable expenses incurred by her in the course of performing her duties under the Agreement which are consistent with the Company's and its Affiliates' policies as such policies may be established and amended from time to time with respect to travel, entertainment and other business expenses, subject in all instances to the Company's requirements with respect to reporting and documentation of such expenses.

Section 4.  Term.

(a)   The Management Consulting Period shall commence on the execution date and shall end on the Second (2nd) anniversary of such date. The Agreement shall automatically renew for subsequent Two (2) year periods.

(b)   Termination.

This Agreement may be terminated by either party with a sixty (60) days advance written notice to the other party.

(i) Upon termination, none of the Parties shall have any further obligations under this Agreement, except that Company shall pay and the Consultant shall be entitled to any fees or portion of fees that she was responsible for securing pursuant to Section 3 hereof.

(ii) Upon termination of this Agreement for any reason whatsoever, if so requested by the Company, the Consultant shall use his best efforts to effect an orderly transfer of his duties to her successor.

(iii) Upon termination of this Agreement for any reason whatsoever or for no reason, or if the Company otherwise requests, the Consultant shall return to the Company all tangible Confidential Information, as defined in 5(b), and copies thereof, regardless of how such Confidential Information or copies are stored and maintained. The Consultant shall also deliver to the Company any property of the Company which may be in her possession, including, but not limited to, products, materials, memoranda, notes, records, reports, or other documents or copies of the same.

(iv) Company agrees that it shall act in good faith and shall not circumvent nor attempt to circumvent or frustrate payment of Consultant’s fees by terminating Consultant in order to avoid paying fees.  The Company agrees that Consultant shall be entitled to her fees pursuant to Section 3 of this Agreement.

Section 5.  Nondisclosure and Non-use of Confidential Information.

(a)    The Consultant shall not disclose or use at any time, either during the Management consulting Period or thereafter, any Confidential Information (as defined below) of which the Consultant is or becomes aware, whether or not such information is developed by her, except to the extent that such disclosure or use is directly related to and required by the Consultant's performance in good faith of duties assigned to the Consultant by the Company or is required to be disclosed by law, court order, or similar compulsion; provided, however, that such disclosure shall be limited to the extent so required or compelled; and provided, further, that the Consultant shall give the Company notice of such disclosure and cooperate with the Company in seeking suitable protection. The Consultant shall take all reasonably appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

The Consultant shall deliver to the Company on the Termination Date, or at any time that the Company may request, all memoranda, notes, plans, records, reports, computer software and other documents and data (and copies thereof regardless of the form thereof (including electronic and optical copies)) relating to the Confidential Information or the Work Product (as defined below) of the Business of the Company or any of its Affiliates which the Consultant may then possess or have under her control.

(b)    As used in the Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any Affiliate in connection with its business, including, but not limited to, information, observations and data obtained by the Consultant while engaged by the Company or any predecessors thereof (including those obtained prior to the Agreement Date) concerning (i) the business or affairs of the Company (or such predecessors), (ii) fees, costs and pricing structures, (iii) designs, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers, clients and suppliers and customer, client and supplier lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, (xiv) business strategies, acquisition plans and candidates, financial or other performance data and personnel lists and data, and (xv) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date the Consultant proposes to disclose or use such information. Confidential Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

Section 6. Inventions and Patents.

The Consultant agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Consultant (whether or not during usual business hours or on the premises of the Company or any Affiliate and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of the Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as the “Work Product”), belong in all instances to the Company or such Affiliate. The Consultant shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Management Consulting Period) to establish and confirm the Company's ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. If the Company is unable, after reasonable effort, to secure the signature of the Consultant on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Consultant, and the Consultant hereby irrevocably designates and appoints each executive officer of the Company as her or her agent and attorney-in-fact to execute any such papers on her or her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Work Product, under the conditions described in the sentence.

Section 7.  Non-Solicitation.

(a)     The Consultant acknowledges that, in the course of management consulting with the Company and/or its Affiliates and their predecessors, she has become familiar, or will become familiar, with the Company's and its Affiliates' and their predecessors' trade secrets and with other confidential information concerning the Company, its Affiliates and their respective predecessors and that her services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, in order to protect the Company's interest in both its Confidential Information, and the near permanent relationship that it has providing professional services to its customers, the Consultant agrees that, during the Management Consulting Period and for One (1) year thereafter (the “Non-Solicit Period”, subject to automatic extension during the period of a violation of the Section 7), he shall not directly or indirectly through another person or entity:

         (i)     induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee thereof, on the other hand;

         (ii)    solicit for hire or hire any person who was an employee of the Company or any Affiliate until Six (6) months after such individual's employment relationship with the Company or any Affiliate has been terminated, provided that the Consultant may hire any such person (so long as such person is not a manager or executive officer of the Company or any Affiliate) who responds to a general advertisement offering employment;

        (iii)    solicit, induce or attempt to solicit or induce any of the current or former customers of the Company and/or any Affiliate that were a customer at any time during the period starting Six (6) months before the Management Consulting Period and ending Six (6) months after termination of the Agreement or (each, a “Customer,” and collectively, the “Customers”) to cease or reduce doing business with the Company or such Affiliate, or in any way interfere or attempt to interfere with the relationship between any such Customer, on the one hand, and the Company or any such Affiliate, on the other hand; or

(b)    The Consultant understands that the foregoing restrictions may limit her ability to earn a livelihood in a business similar to the business of the Company and its Affiliates, but she nevertheless believes that she has received and will receive sufficient consideration and other benefits as a Consultant of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given her education, skills and ability), the Consultant does not believe would prevent her from otherwise earning a living. The Consultant further understands that the provisions of Sections 5 through 7 are reasonable and necessary to preserve the legitimate business interests of the Company and Affiliates.

(c)    The Consultant shall inform any prospective or future employer or client of any and all restrictions contained in the Agreement and provide such employer or client with a copy of such restrictions (but no other terms of the Agreement), prior to the commencement of that employment arrangement.

(d)    The Consultant agrees that the restrictions are reasonable and necessary, are valid and enforceable under Nevada law, and do not impose a greater restraint than necessary to protect the Company's legitimate business interests. If, at the time of enforcement of Sections 5 through 7, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Consultant and the Company agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area so as to protect the Company to the greatest extent possible under applicable law.

Section 8.  Insurance.

The Company, for their own benefit or for the benefit of their financing sources, may maintain “key-man” life, officer and director, and disability insurance policies covering the Consultant. The Consultant shall cooperate with the Company and/or Holding and provide such information or other assistance as the Company and/or Holding reasonably may request in connection with obtaining and maintaining such policies.

Section 9.  Representations and Warranties of the Consultant.

The Consultant hereby represents and warrants to the Company that (a) the execution, delivery and performance of the Agreement by the Consultant does not and shall not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Consultant is a party or any judgment, order or decree to which the Consultant is subject, (b) the Consultant is not a party to or bound by any management consulting agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (c) upon the execution and delivery of the Agreement by the Company and the Consultant, the Agreement will be a valid and binding obligation of the Consultant, enforceable in accordance with its terms. The Consultant further represents and warrants that she has not disclosed, revealed or transferred to any third party any of the Confidential Information that she may have obtained during the Prior Management Consulting Relationship and that she has safeguarded and maintained the secrecy of the Confidentiality Information to which she has had access or of which she has knowledge. In addition, the Consultant represents and warrants that she has no ownership in nor any right to nor title in any of the Confidential Information and the Work Product.

Section 10.    General Provisions.

(a)    Severability. It is the desire and intent of the parties hereto that the provisions of the Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of the Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)      Complete Agreement. The Agreement constitutes the entire agreement among the parties and supersedes any prior correspondence or documents evidencing negotiations between the parties, whether written or oral, and any and all understandings, agreements or representations by or among the parties, whether written or oral, that may have related in any way to the subject matter of the Agreement.

(c)     Construction. The Consultant and the Company have participated jointly in the negotiation and drafting of the Agreement. In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the Consultant and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word including shall mean “including without limitation.”

(d)     Successors and Assigns. Except as otherwise provided herein, the Agreement shall bind and inure to the benefit of and be enforceable by the Consultant and the Company and their respective successors, assigns, heirs, representatives and estate; provided, however, that the rights and obligations of the Consultant under the Agreement shall not be assigned without the prior written consent of the Company in its sole discretion. The Company may (i) assign any or all of its respective rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its respective obligations hereunder (in any or all of which cases the Company nonetheless shall remain responsible for the performance of all of their obligations hereunder), (iii) collaterally assign any or all of its respective rights and interests hereunder to one or more lenders of the Company or its Affiliates, (iv) assign its respective rights hereunder in connection with the sale of all or substantially all of its business or assets (whether by merger, sale of stock or assets, recapitalization or otherwise) and (v) merge any of the Affiliates with or into the Company (or vice versa). The rights of the Company hereunder are enforceable by its Affiliates, who are the intended third party beneficiaries hereof.

(e)      Governing Law. THER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE, THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA TO BE APPLIED.

(f)      Jurisdiction and Venue.

          (i)     The Company and the Consultant hereby irrevocably and unconditionally submit, for themselves and their property, to the non-exclusive jurisdiction of any Nevada State court located in Clark County or federal court of the United States of America sitting in the State of Nevada and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Agreement or for recognition or enforcement of any judgment, and the Company and the Consultant hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such Nevada State court or, to the extent permitted by law, in such federal court. The Company and the Consultant irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company and the Consultant agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (ii)    The Company and the Consultant irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Nevada State court or federal court of the United States of America sitting in the State of Nevada and any appellate court from any thereof.

        (iii)    Notwithstanding clauses (i)-(ii), the parties intend to and hereby confer jurisdiction to enforce the covenants contained in Section 6 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly or partially invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for the purpose, severable into diverse and independent covenants.

        (iv)    The parties further agree that the mailing by certified or registered mail, return receipt requested to both (x) the other party and (y) counsel for the other party (or such substitute counsel as such party may have given written notice of prior to the date of such mailing), of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law. Notwithstanding the foregoing, if and to the extent that a court holds such means to be unenforceable, each of the parties' respective counsel (as referred to above) shall be deemed to have been designated agent for service of process on behalf of its respective client, and any service upon such respective counsel effected in a manner which is permitted by New York law shall constitute valid and lawful service of process against the applicable party.

(g)    Amendment and Waiver. The provisions of the Agreement may be amended and waived only with the prior written consent of the Company and the Consultant, and no course of conduct or failure or delay in enforcing the provisions of the Agreement shall affect the validity, binding effect or enforceability of the Agreement or any provision hereof.

(h)     Headings. The section headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

(i)    Counterparts. The Agreement may be executed in Two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed the Management consulting Agreement as of the date first written above.

THE COMPANY:

HYGGE INTEGRATED BRANDS CORP.
by its authorized signatory:

By: /s/ Elena Krioukova
Elena Krioukova

Title: Director

CONSULTANT: Elena Krioukova

By: /s/ Elena Krioukova
Elena Krioukova

APPENDIX 1

Specific Responsibilities, Tasks and Duties of the Consultant

The Consultant hereby agrees to provide consulting services (the "Consulting Services") to the Company and to act as President and Chief Executive Officer of the Company. The Consultant hereby accepts the following duties and responsibilities to the Company as part of Consulting Services:

(i)

fulfilling all President and Chief Executive Officer duties in a diligent and responsible manner, as required by the Company, including but not limited to, exercising general direction and supervision over the business affairs of the Company, sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company;

(ii)	Providing overall direction to the management of the Company and reporting directly to the Board of Directors of the Company;

(iii)

performing any other duties that may be reasonably required or assigned by or on behalf of the Board of Directors of the Company and can be performed in the Consultant’s capacity as President and Chief Executive Officer, provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.